Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statements on Form S-8 of Home Federal Bancorp, Inc. of Louisiana of our report dated September 30, 2024 with respect to the consolidated financial statements of Home Federal Bancorp, Inc. of Louisiana, which is included in Home Federal Bancorp, Inc. of Louisiana’s Annual Report on Form 10-K for the year ended June 30, 2024.

/s/ Carr, Riggs & Ingram, LLC

Birmingham, Alabama

October 1, 2024